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                                                                  EXECUTION COPY








                      WARRANT REGISTRATION RIGHTS AGREEMENT


                          Dated as of October 22, 1996


                                  By and Among


                                 COINSTAR, INC.

                                       and

                                SMITH BARNEY INC.






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                      WARRANT REGISTRATION RIGHTS AGREEMENT

     THIS WARRANT REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of October 22, 1996, by and among COINSTAR, INC., a Delaware corporation (the "COMPANY"), and SMITH BARNEY INC. (the "INITIAL PURCHASER").

     This Agreement is made pursuant to the Purchase Agreement dated October 22, 1996, among the Company and the Initial Purchaser (the "PURCHASE AGREEMENT"), relating to, among other things, the sale by the Company to the Initial Purchaser of an aggregate of 95,000 Units, consisting in the aggregate of (i) $95,000,000 principal amount at maturity of 13% Senior Subordinated Discount Notes due October 1, 2006 (the "NOTES") and (ii) 95,000 Warrants (the "INITIAL WARRANTS"), each representing the right to purchase initially seven shares of Common Stock, $.001 par value of the Company (the "COMMON STOCK"). In addition, the Company will be obligated to issue additional warrants to holders of the Notes upon the occurrence of the Contingent Event (as defined in that certain Warrant Agreement dated as of the date hereof between the Company and The Bank of New York as warrant agent, the "WARRANT AGREEMENT") (the "CONTINGENT WARRANTS", and together with the Initial Warrants, the "WARRANTS"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Purchaser and the Holders (as defined herein), among other things, the registration rights for the Warrant Shares (as defined herein) set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchaser under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     SECTION 1.     DEFINITIONS.

     As used in this agreement, the following defined terms shall have the following meanings:

     "ADVICE" has the meaning ascribed to such term in the last paragraph of
Section 4 hereof.

     "AFFILIATE" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be. For the purposes of this definition, the term "CONTROL" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing. The Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of the Company or of any of its subsidiaries or Affiliates.

     "BUSINESS DAY" shall mean a day that is not a Legal Holiday.

     "CAPITAL STOCK" means any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents of or interests (however designated) of corporate stock of the Company, including each class of common stock and preferred stock of the Company, together with any warrants, rights, or options to purchase or acquire any of the foregoing.

     "COMMON STOCK" has the meaning ascribed to such term in the preamble hereof.

     "COMPANY" shall have the meaning ascribed to that term in the preamble of this Agreement and shall also include the Company's permitted successors and assigns.

     "CONTINGENT WARRANTS" has the meaning ascribed to such term in the preamble hereof.

     "DEMAND REGISTRATION" has the meaning ascribed to such term in Section 2.2(a) hereof.

     "DISQUALIFIED CAPITAL STOCK" has the meaning ascribed to such term in the Warrant Agreement.

     "DTC" has the meaning ascribed to such term in Section 4(i) hereof.

     "EQUITY INTERESTS" has the meaning ascribed to such term in the Warrant Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "EXERCISE EVENT" has the meaning ascribed to such term in the Warrant Agreement.

     "HOLDER" shall mean the Purchaser, for so long as it owns any Warrants or Warrant Shares, and each of its successors, assigns and direct and indirect transferees who become registered owners of such Warrants or Warrant Shares.

     "INCLUDED SECURITIES" has the meaning ascribed to such term in Section 2.2(a) hereof.

     "INDEMNIFIED PARTY" has the meaning ascribed to such term in Section 5(c) hereof.

     "INDEMNIFYING PARTY" has the meaning ascribed to such term in Section 5(c) hereof.

     "INDENTURE" means the Indenture, of even date herewith, between the Company and The Bank of New York as Trustee, pursuant to which the Notes are issued.

     "INITIAL PURCHASER" has the meaning ascribed to such term in the preamble hereof.

     "INITIAL WARRANTS" has the meaning ascribed to such term in the preamble hereof.

     "INSPECTORS" has the meaning ascribed to such term in Section 4(a) hereof.

     "INVESTORS' RIGHTS AGREEMENT" means that certain Second Amended and Restated Investors' Rights Agreement dated August 27, 1996, as amended on October 22, 1996, among Jens H. Molbak and the investors listed on Exhibit A thereto.

     "LEGAL HOLIDAY" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

     "NOTES" has the meaning ascribed to such term in the preamble hereof.

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     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PIGGY-BACK REGISTRATION" has the meaning ascribed to such term in
Section 2.3 hereof.

     "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "PUBLIC EQUITY OFFERING" means the consummation of an offering of Equity Interests (other than Disqualified Capital Stock) by the Company to the public pursuant to a registration statement filed with the Commission, the aggregate proceeds of which exceed $10 million.

     "PURCHASE AGREEMENT" has the meaning ascribed to such term in the preamble hereof.

     "REGISTRABLE SECURITIES" means any of (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, unless, in each case, such Warrant Shares and securities, if any, have been offered and sold to the Holder pursuant to an effective Registration Statement under the Securities Act declared effective prior to the exercisability of the Warrants or such Warrant Shares and securities, if any, may be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holder or the satisfaction of any condition. As to any particular Registrable Securities held by a Holder, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the exercise or offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been exercised and/or disposed of by such Holder pursuant to such Registration Statement, (ii) such securities may at the time of determination be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holder (or any similar provision then in force, but not Rule 144A) promulgated under the Securities Act without the lapse of any further time or the satisfaction of any condition, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

     "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications

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of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses of Holders (it being understood that Registration Expenses shall not include, as to the fees and expenses of counsel, the fees and expenses of more than one counsel for the Holders).

     "REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "REQUISITE SECURITIES" shall mean a number of Registrable Securities equal to not less than 25% of the Registrable Securities held in the aggregate by all Holders; PROVIDED, HOWEVER, that with respect to any action to be taken at the request of the Holders of the Registrable Securities prior to such time as the Warrants have expired pursuant to the terms thereof and of the Warrant Agreement, each Warrant outstanding shall be deemed to represent that number of Registrable Securities for which such Warrant would be then exercisable (without giving effect to the Cashless Exercise feature referred to in the Warrant Agreement).

     "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

     "SELLING HOLDER" shall mean a Holder who is selling Registrable Securities in accordance with the provisions of Section 2.1, 2.2 or 2.3.

     "SHELF REGISTRATION" has the meaning ascribed to such term in Section 2.1(a) hereof.

     "WARRANTS" has the meaning ascribed to such term in the preamble hereof.

     "WARRANT AGENT" means The Bank of New York and any successor Warrant Agent for the Warrants pursuant to the Warrant Agreement.

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     "WARRANT AGREEMENT" has the meaning ascribed to such term in the preamble hereof.

     "WARRANT SHARE PROSPECTUS" means the prospectus included in any Warrant Share Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Warrant Share Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Warrant Share Prospectus.

     "WARRANT SHARE REGISTRATION STATEMENT" has the meaning ascribed to that term in Section 5(a) hereof.

     "WARRANT SHARES" means the shares of Common Stock delivered or deliverable upon exercise of the Warrants; PROVIDED that Warrant Shares shall not include such shares of Common Stock deliverable upon exercise of the Contingent Warrants until the Contingent Warrants have been issued.

     SECTION 2.     REGISTRATION RIGHTS

          SECTION 2.1.   REGISTRATION IN CONNECTION WITH A PUBLIC EQUITY
OFFERING

If an Exercise Event occurs as a result of a Public Equity Offering, Holders owning, individually or in the aggregate, not less than the Requisite Securities may request that the Company:

          (a) file and use its best efforts to cause to become effective under the Securities Act a "shelf" Registration Statement with respect to all Registrable Securities on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) (the "Shelf Registration") covering the issuance of the Warrant Shares by the Company upon exercise, or if such issuance is not then permitted to be registered by applicable rule or policy of the SEC, covering resales of the Warrant Shares. The Company shall use its best efforts to keep the Shelf Registration continuously effective and usable for 30 days following the consummation of the Public Equity Offering, and to the extent that the Shelf Registration is not kept effective for one or more days during such period, the Company shall be required to extend the effectiveness of the Shelf Registration for a like number of days after the expiration of such 30 day period. In addition, such 30-day period shall be extended on a day for day basis for every day that Holders of Registrable Securities not sold in the underwritten offering are subject to the holdback provided for in Section 2.5 below; and

          (b) include the issuance of the Warrant Shares by the Company upon exercise, or if such issuance is not then permitted to be registered by applicable rule or policy of the SEC, the resale of the Warrant Shares, in the Registration Statement filed in connection with the Public Equity Offering. In such event, and if the managing underwriters determine that marketing factors require a limitation of the number of shares to be underwritten and so advises


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the Company, then there shall be included in such underwritten offering the amount of such Registrable Securities which in the opinion of such underwriters can be sold, and such amount shall be allocated pro rata among the Holders of such Registrable Securities and all other holders of other securities of the Company which have a right to request inclusion therein on the basis of the number of Registrable Securities and the number of shares of common stock underlying such other securities of the Company held by such Holders and such other holders.

          SECTION 2.2.   DEMAND REGISTRATION AFTER PUBLIC EQUITY OFFERING

          (a) At any time and from time to time after the occurrence of a Public Equity Offering, Holders owning, individually or in the aggregate, not less than the Requisite Securities may make a written request, on two occasions (each, a "Demand Registration"), that the Company register the issuance of the Warrant Shares by the Company upon exercise, or if such issuance is not then permitted to be registered by applicable rule or policy of the SEC, the resale of the Warrant Shares, under the Securities Act. The Company shall file with the SEC and use its best efforts to cause to become effective under the Securities Act a Registration Statement with respect to such Registrable Securities within (i) 45 days of receipt of such written request for a Demand Registration if the Company is then eligible to register an offering pursuant to Form S-3 under the Securities Act; (ii) 90 days of receipt of such written request for a Demand Registration if the Company is not then eligible to register an offering pursuant to Form S-3 under the Securities Act but is then qualified as a reporting company under the Exchange Act; or (iii) 180 days of receipt of such written request for a Demand Registration in any other case.
Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request to all other Holders of Registrable Securities within 15 days after the receipt thereof. Within 20 days after receipt by any Holder of Registrable Securities of such notice from the Company, such Holder may request in writing that such Holder's Registrable Securities be included in such Registration Statement and the Company shall include in such Registration Statement the Registrable Securities of any such Holder requested to be so included (the "Included Securities").
Each such request by such other Holders shall specify the number of Included Securities proposed to be sold and the intended method of disposition thereof. Subject to Sections 2.2(b) and 2.2(f) hereof, the Company shall be required to register Registrable Securities pursuant to this Section 2.2(a) on a maximum of two separate occasions; provided, however, that the Company may be required on one additional occasion to register Registrable Securities issued or issuable in connection with the Contingent Warrants if the holders of such Registrable Securities have not been offered an opportunity to include such Registrable Securities in a Registration Statement pursuant to a Demand Registration.

     Subject to Section 2.2(f) hereof, no other securities of the Company except (i) Registrable Securities held by any Holder, (ii) equity securities to be offered and sold for the account of the Company and (iii) any equity securities of the Company held by the parties to the Investors' Rights Agreement or by any Person having "piggy-back" registration rights pursuant to any contractual obligation of the Company shall be included in a Demand Registration. The inclusion of any such securities for the account of the Company or any other Person shall be on the same terms as that of the Registrable Securities.

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          (b)  EFFECTIVE REGISTRATION.  A Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with all of its obligations under this Agreement with respect thereto; PROVIDED, HOWEVER, that if, after such Registration Statement has become effective, the offering of Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registrable Securities pursuant to such Registration Statement for any reason not attributable to any Holder participating in such registration and such Registration Statement has not become effective within a reasonable time period thereafter (not to exceed 30 days), such Registration Statement will be deemed not to have been effected. If (i) a registration requested pursuant to this
Section 2.2 is deemed not to have been effected or (ii) a Demand Registration does not remain effective under the Securities Act until at least the earlier of
(A) an aggregate of 180 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby, then such registration shall not count towards determining if the Company has satisfied its obligation to effect two Demand Registrations pursuant to this Section 2.2. For purposes of calculating the 180-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not in effect shall be excluded. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration PROVIDED, HOWEVER, that should the Holders of Registrable Securities remaining after such withdrawal own, individually or in the aggregate, less than the Requisite Securities, the Company shall have the right to terminate or withdraw any registration initiated by it under Section 2.2 prior to the effectiveness of such registration.

          (c) RESTRICTIONS ON SALE BY HOLDERS. Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2.1 or 2.2 and are to be sold by the Holder thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten primary offering of common stock or common equivalents the gross proceeds of which equal at least $10 million, not to effect any public sale or distribution of Registrable Securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 10 day period prior to, and during the 120 day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

     The foregoing provisions of Section 2.2(c) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Registrable Securities commencing on the date of sale of such Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

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          (d)  UNDERWRITTEN REGISTRATIONS.  If any of the Registrable Securities
covered by a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and will be reasonably acceptable to the Company.

     No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Rules 10b-6 and 10b-7 under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED, HOWEVER, that no Holder of Registrable Securities shall be required to enter into a custody or escrow agreement or power of attorney with respect to Registrable Securities to be sold in connection with such underwriting arrangements.

          (e) EXPENSES. The Company will pay all Registration Expenses in connection with the registrations requested pursuant to Sections 2.1, 2.2 and
2.3 hereof. Each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement requested pursuant to Section 2.1 or 2.2.

          (f)  PRIORITY IN DEMAND REGISTRATION.   In a registration pursuant to
Section 2.2 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders who have requested such Demand Registration or who have sought inclusion therein that in such underwriter's or underwriters' opinion the total number of securities which the Selling Holders and any other Person desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) FIRST, the securities which have been requested to be included in such registration by the Holders of Registrable Securities,
(ii) SECOND, provided that no securities sought to be included by the Holders of Registrable Securities have been excluded from such registration, the securities of the parties of the Investors' Rights Agreement, (iii) THIRD, provided that no securities sought to be included by the Holders or the other parties to the Investors' Rights Agreement have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities held by such Persons) and (iv) fourth, provided that no securities of any other Person sought to be included therein have been excluded from such registration, securities to be offered and sold for the account of the Company.

     If 25% or more of the Registrable Securities which the Holders have requested to be included in a registration statement pursuant to Section 2.2 hereof have been excluded from such

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registration statement pursuant to the provisions of the foregoing paragraph, then such registration shall not count towards determining whether the Company has satisfied its obligation to effect two Demand Registrations pursuant to
Section 2.2 hereof.

     SECTION 2.3.   PIGGY-BACK REGISTRATION

          (a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of any class of its common equity securities (other than (i) a Registration Statement filed by the Company in connection with the Company's initial Public Equity Offering, (ii) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (iii) a Registration Statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 15 days before the anticipated filing date or 10 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing not later than 15 days prior to the anticipated effective date of the Registration Statement (or eight days of the notice of the proposed filing if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act) after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (A) 180 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein, subject to the restrictions set forth in Section 2.3(b), and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.3 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; PROVIDED, HOWEVER, that the Company shall give prompt written notice thereof to participating Selling Holders. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.3, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.3.

     No registration effected under this Section 2.3, and no failure to effect a registration under this Section 2.3, shall relieve the Company of its obligation to effect a registration upon the

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request of Holders of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, and no failure to effect a registration under this Section 2.3 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

          (b)  PRIORITY IN PIGGY-BACK REGISTRATION.

     In a registration pursuant to Section 2.3 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases only involving the registration for sale of securities for the Company's own account (other than pursuant to the exercise of piggyback rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) FIRST, the securities which the Company proposes to register, (ii) SECOND, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities and the parties to the Investors' Rights Agreement, pro rata between the Holders and the parties to the Investors'
Rights Agreement based upon the respective amounts of Registrable Securities and securities held by such Holders and parties, and (iii) THIRD, provided that no securities sought to be included by the Company or the Holders or the parties to the Investors' Rights Agreement have been excluded from such registration, the securities of other Persons entitled to exercise
"piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities held by such Persons); (y) in cases not involving the registration for sale of securities for the Company's own account only, not for the account of any party to the Investors' Rights Agreement, securities shall be registered in such offering in the following order of priority: (i) FIRST, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Holder of Registrable Securities, as among Holders of Registrable Securities there shall be no priority and Registrable Securities sought to be included by Holders of Registrable Securities shall be included pro rata based on the amount of securities held by such Persons), (ii) SECOND, provided that no securities of such Person referred to in the immediately preceding clause
(i) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities and the parties to the Investors' Rights Agreement, pro rata between the Holders and the parties to the Investors' Rights Agreement based upon the respective amounts of Registrable Securities and securities held by such Holders and parties, and (iii) THIRD, provided that no securities of such Person referred to in the immediately preceding clause (i) or of the Holders or of the parties to the Investors' Rights Agreement have been excluded from such registration, securities of other Persons entitled to exercise
"piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities held by such Persons) and (iv) FOURTH, provided that no securities of any other Person have been excluded from such registration, the securities which the Company proposes to register; and
(z) in cases involving the registration for sale of securities for a party to the Investors' Rights Agreement, securities shall be registered in such offering in the following order of priority: (i) FIRST, the securities which have been requested to be included in such registration by the Holders and by the parties to the Investors' Rights Agreement pro rata based upon the respective amounts of Registrable Securities and securities held by such Holders and parties, and (ii) SECOND, provided that no securities of the Holders or of the parties to the Investors' Rights Agreement have been excluded from such registration, securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities held by such Persons) and (iii) THIRD, provided that no securities of any other Person has been excluded from such registration, the securities which the Company proposes to register; PROVIDED, HOWEVER, that in cases involving the registration for sale of securities pursuant to Section 4.3 of the Investors' Rights Agreement, securities shall be registered in such offering in the following order of priority: (i) FIRST, the securities requested to be included in such registration by the Holders pursuant to this Agreement, by the parties to the Investors' Rights Agreement and by other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments, pro rata based upon the number of securities held by such Holders, parties and other Persons, respectively and (ii) SECOND, provided that no securities of any other Person has been excluded from such registration, the securities which the Company proposes to register.

     If, as a result of the provisions of this Section 2.3(b), any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration.

          SECTION 2.4. LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company set forth in Sections 2.2 and 2.3 hereof are subject to each of the following limitations, conditions and qualifications:

          (i) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it pursuant to Section 2.2 or 2.3 thereunder; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 90 days after the date of the determination of the Board of Directors referred to in the next sentence, and the duration of such postponement or suspension shall be excluded from the calculation of the 180-day period described in Section 2.2(b) and the 30-day period described in Section 2.1(a) hereof. Such postponement or suspension may be effected only if the Board of Directors of the Company determines reasonably and in good faith that the filing or effectiveness of, or sales pursuant to, such Registration Statement would materially impede, delay or interfere with any material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its Subsidiaries which material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction is under active consideration at the time of such postponement or suspension; provided, however, that the Company shall not be entitled to such postponement or suspension more than twice in any twelve-month period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the Chief Executive Officer or President of the Company to the Selling Holders as to such determination, and the Selling Holders shall (y) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension. Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted for purposes of the two Demand Registrations the Company is required to effect pursuant to Section
2.2 hereof;

          (ii) The Company shall not be required by this Agreement to file a registration statement with respect to a Demand Registration during the period starting with the date of filing of, and within 90 days immediately following, the effective date of any registration statement under the Securities Act pertaining to a firmly underwritten offering of equity securities of the Company for its own account; PROVIDED that this clause (ii) shall not apply from and after April 1, 2006.

          (iii) The Company shall not be required by this Agreement to file a registration statement with respect to a Demand Registration during the period starting with the date of filing of, and within 60 days immediately following, the effective date of any registration statement pertaining to a firmly underwritten offering of Common Stock of the Company for the account of any security holder of the Company; PROVIDED, HOWEVER, that the Company shall not be entitled to invoke this clause (iii) more than once during any 12-month period.

          (iv) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials required of such Selling Holders and to take any and all actions required of such Selling Holders as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement; and

          (v) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant to this Agreement unless such audit is required by the SEC or requested by the underwriters with respect to such registration.

          SECTION 2.5. RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS. The Company covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as any of the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities), other than any Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such option, warrants or other rights, to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company, during the 10-day period prior to, and during the 120-day period beginning on, the commencement of any underwritten offering of Registrable Securities pursuant to a Demand Registration which has been requested pursuant to this Agreement, prior to the Company or any of its subsidiaries publicly announcing its intention to effect any such public sale or distribution; (ii) the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date hereof, enter into any agreement or contract that conflicts with or limits or prohibits the full and timely exercise by the Holders of Registrable Securities of the rights herein to request a Shelf Registration or Demand Registration or to join in any Piggy-Back Registration subject to the other terms and provisions hereof except that the Investors' Rights Agreement may be modified or amended to name additional investors as parties to that Agreement; and (iii) that it shall use its reasonable best efforts to secure the written agreement of each of its officers and directors to not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities), or any option or right for such securities during the period described in clause (i) of this Section 2.5.

          SECTION 2.6. RULE 144 AND RULE 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (it being expressly understood that the foregoing shall not create any obligation on the part of the Company to file periodic reports or other reports under the Exchange Act at any time that it is not then required to file such reports pursuant to the Exchange Act). Upon the request of any Holder of Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

     SECTION 3.     "MARKET STAND-OFF" AGREEMENT.

          (a) Each Holder hereby agrees that it shall not, to the extent requested by a managing underwriter of common stock or common equivalents of the Company, sell or otherwise transfer or dispose of any Registrable Securities of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the date of the final Prospectus in connection with the Registration Statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that such agreement (i) shall be applicable only to the first such registration statement of the Company that covers shares of stock to be sold on its behalf to the public in an underwritten offering, (ii) shall not be applicable to Registrable Securities sold pursuant to such registration statement, and (iii) shall only be applicable if the managing underwriters request such agreement from each Holder.

          (b) In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Registrable Securities (and the Registrable Securities of every other person subject to the foregoing restriction) until the end of such period. The provisions of this Section 3 shall be binding upon any transferee of any Registrable Securities.

     SECTION 4. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Sections 2.1, 2.2, 2.3 and 2.6 hereof, the Company shall, except as otherwise provided:

          (a) Prepare and file with the SEC as soon as practicable each such Registration Statement (but in any event on or prior to the date of filing thereof required under this Agreement) and cause such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that before filing any such Registration Statement or any Prospectus (for registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof) or any amendments or supplements thereto (only for registrations pursuant to Section 2.1 and 2.2 hereof) (including documents that would be incorporated or deemed to be incorporated therein by reference, including such documents filed under the Exchange Act that would be incorporated therein by reference), the Company shall afford promptly to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter or underwriters, if any, an opportunity to review copies of all such documents proposed to be filed a reasonable time prior to the proposed filing thereof.
The Company shall not file any Registration Statement or Prospectus (for registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof) or any amendments or supplements thereto (only for registrations pursuant to Section 2.1 and 2.2 hereof) if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriter or underwriters, if any, shall reasonably object in writing to any information contained therein or omitted therefrom unless failure to file any such amendment or supplement would likely result, in the Company's reasonable judgment based on the advice of counsel, in a violation of the Securities Act or other applicable law.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

          (c) Notify the Holders of Registrable Securities, their counsel and the managing underwriter or underwriters, if any, promptly (but in any event within two (2) Business Days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for that purpose,
(iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) below, to the knowledge of the Company, cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to
(A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any jurisdiction, or (B) the initiation of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or information becoming known that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

          (d) Use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest practicable moment.

          (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwriting offering (only for registrations pursuant to Section 2.1 and 2.2 hereof), (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or such Holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post- effective amendment, and (iii) supplement or make amendments to such Registration Statement.

          (f) Furnish to each Holder of Registrable Securities who so requests and to counsel for the Holders of Registrable Securities and each managing underwriter, if any, without charge, upon request, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

          (g) Deliver to each Holder of Registrable Securities, their counsel and each underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this
Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Registrable Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any offering of Registrable Securities, to register or qualify, and cooperate with the Holders of Registrable Securities, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the managing underwriter or underwriters reasonably request in writing, or, in the event of a non-underwritten offering, as the Holders of a majority of the Registrable Securities may request; PROVIDED, HOWEVER, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; PROVIDED, HOWEVER, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) become subject to taxation in any jurisdiction where it is not then so subject.

          (i) Cooperate with the Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering.

          (j)  [Intentionally Omitted]

          (k) Upon the occurrence of any event contemplated by Section 4(c)(v) or 4(c)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 4(a) hereof, file such with the SEC so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l)  Prior to the effective date of a Registration Statement,
(i) provide the registrar for the Registrable Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

          (m) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in any underwritten offering to be made of the Registrable Securities in accordance with this Agreement, and in such connection, (i) make such representations and warranties to the underwriter or underwriters, with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) use reasonable efforts to obtain opinion of counsel to the Company, addressed to the underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) use reasonable efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if applicable, the subsidiaries of the Company) and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by the managing underwriter or underwriters and as permitted by the Statement of Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such representative of the Holders or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; PROVIDED, HOWEVER, that all material non-public information shall be kept confidential by such Inspector and shall not be used for any purpose other than as contemplated hereby, except to the extent that (i) the disclosure of such information is necessary or advisable to avoid or correct a misstatement or omission in the Registration Statement or in any Prospectus; PROVIDED, HOWEVER, that prior notice is given to the Company, and the Company's legal counsel and such Holder's legal counsel concur that disclosure is required, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction,
(iii) disclosure of such information is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising thereunder; PROVIDED, HOWEVER, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take all actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, or (iv) such information has been made generally available to the public.

          (o) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12 month period (or ninety (90) days after the end of any 12 month period if such period is a fiscal year)
(i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said 12 month periods.

          (p) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

          (q) Cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities.

     Each seller of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Registrable Securities of any seller for so long as such seller fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Registrable Securities is to be disclosed in the Registration Statement, such seller shall be permitted to include all information regarding such seller as it shall reasonably request.

     Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iv), 4(c)(v), or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will, at the Company's expense, deliver to the Company all copies, other than permanent file copies, then in such Holder's actual possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED, HOWEVER, that nothing herein shall create any obligation on the part of any Holder to undertake to retrieve or return any such Prospectus not within the actual possession or control of such Holder. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required thereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof or (y) the Advice.

     SECTION 5.     INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, from and against all losses, claims, damages and liabilities (including, without limitation, and subject to clause (c) of this Section 5 below, the reasonable legal fees and other reasonable out-of-pocket expenses actually incurred by any Holder or any such controlling or affiliated Person in connection with any suit, action or proceeding or any claim asserted), caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state in any such Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state in any such preliminary prospectus or Prospectus a material fact required to be stated in any such preliminary prospectus or Prospectus or necessary to make the statements in any such preliminary prospectus or Prospectus in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use in any such Registration Statement or Prospectus; PROVIDED, HOWEVER, that the Company shall not be required to indemnify any such Person if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus, or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by such indemnified Person resulted from any action, claim or suit by an Person who purchased Registrable Securities which are the subject thereof from such indemnified Person and it is established in the related proceeding that such indemnified Person failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4 hereof or as a result of the failure of the Company to provide such Prospectus.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). The liability of any Holder under this paragraph shall in no event exceed the proceeds received by such Holder from sales of Registrable Securities giving rise to such obligations.

          (c) In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph
(a) or (b) above, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against which such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred of such counsel relating to such proceeding; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it of any obligation or liability which it may have thereunder or otherwise. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party shall have failed to retain within a reasonable period of time counsel reasonably satisfactory to such indemnified party or parties or
(iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between the indemnifying party or parties and the indemnified party or parties. It is understood that the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties and that all such fees and expenses shall be reimbursed within reasonable time of the request after the incurrence thereof. Any such separate firm for the Holders and such control Persons of the Holders shall be designated in writing by Holders who sold a majority in interest of Registrable Securities sold by all such Holders and reasonably acceptable to the Company and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compliance of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought thereunder by such indemnified party, unless such settlement or compliance involves only the payment of money damages that are actually paid by the indemnifying party or includes an unconditional written release of such indemnified party in form and substance reasonably satisfactory to such indemnified party of such indemnified party from all liability or claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of such Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) of the Warrants sold pursuant to the Purchase Agreement received by the Company bears to the total proceeds received by such Holder from the sale of Registrable Securities, as the case may be. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 5(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from sales of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Purchaser or any person who controls a Purchaser, the Company, their respective directors or officers or any person controlling the Company and (ii) any termination of this Agreement.

     SECTION 6.     MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company represents and warrants to the Holders that it has not entered into nor will the Company on or after the date of this Agreement enter into, or cause or permit any of its subsidiaries to enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders thereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of Holders of not less than a majority in number of the then outstanding Initial Warrants and/or majority in number of the then outstanding Contingent Warrants, each voting as a separate class, as applicable, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Initial Warrants and/or Contingent Warrants, as applicable; PROVIDED, HOWEVER, that Section 5 hereof and this Section 6(b) may not be amended, modified or supplemented without the prior written consent of each Holder (including any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement) affected by such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by the Holders of not less than a majority of the Registrable Securities proposed to be sold by such Holders pursuant to such Registration Statement.

          (c) NOTICES. All notices and other communications provided for or permitted thereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address of Holder as set forth in the register for the Warrants or the Warrant Shares, which address initially is, with respect to the Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the address set forth below the Company's name on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(c), and thereafter at such other address notice of which is given in accordance with the provisions of this Section 6(c).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if Personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Warrants and/or Registrable Securities, in any manner, whether by operation of law or otherwise, such Warrants and/or Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Warrants and/or Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Each of the parties hereto hereby irrevocably and unconditionally: (i) submits itself and its property in any legal action or proceeding relating to this Warrant Rights Registration Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and appellate courts thereof, and consents and agrees to such action or proceeding being brought in such courts; and (ii) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same.

          (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (i) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Warrant Agreement and, solely with respect to the Contingent Warrants, the Indenture is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Purchase Agreement, the Warrant Agreement and, solely with respect to the Contingent Warrants, the Indenture supersede all prior agreements and understandings between the parties with respect to such subject matter.

          (j) ATTORNEYS' FEES. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (k) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Warrants is required thereunder, Registrable Securities or Warrants held by the Company or by any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted (in either the numerator or the denominator) in determining whether such consent or approval was given by the Holders of such required percentage.

          (l) REMEDIES. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement.








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                                       25

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.





                              COINSTAR, INC.





                                  By:  /s/ Jens H. Molbak
                                       ---------------------------------
                                  Name: Jens H. Molbak
                                       ---------------------------------
                                  Title: CEO and President
                                       ---------------------------------


                                   Address for Notices:


                                   13231 SE 36th Street, Suite 200
                                   Bellevue, WA  98006



                              SMITH BARNEY INC.


                                   Address for Notices:


                                  By:  /s/ Edward P. Massaro
                                       ---------------------------------
                                  Name: Edward P. Massaro
                                       ---------------------------------
                                  Title: Vice President
                                       ---------------------------------

                                   388 Greenwich Street
                                   New York, New York  10013